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Exhibit 10.17

LIMITED PAYMENT GUARANTY

        To induce Spy Optic, Inc, a California Corporation ("Spy"), to provide or continue a loan and other financial accommodations to No Fear, Inc. a California corporation ("Borrower") in the outstanding principal amount of $1,702,648, the undersigned Boris Said ("Guarantor"), subject to the limitations set forth in Section 10 of this Limited Payment Guaranty ("Guaranty"), unconditionally guaranties the full and prompt payment by Borrower of all of the "Indebtedness" (as hereinafter defined), and promises to pay Spy, or order, on demand, in lawful money of the United States, all of the Indebtedness, and all costs and expenses, including attorneys fees and legal expenses, paid or incurred by Spy in endeavoring to collect the Indebtedness, or any part thereof, and in enforcing this Guaranty. This Guaranty is a guaranty of payment, and not merely a guaranty of performance.

  1.
  Definitions. The word Indebtedness is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrower to Spy (including any interest which, but for the application of the provisions of the U.S. Bankruptcy Code, would have accrued on such amounts), in the outstanding principal amount of $1,702,648, whether Borrower may be liable thereon individually or jointly with others, and whether Borrower or any other party or person has any right or power to assert any claim or defense to the validity or enforceability of the Indebtedness.

  2.
  Independent Obligations. Guarantor's obligations hereunder are independent of the obligations of Borrower, and subject to the provisions of Section 10 hereof, a separate action or actions may be brought and prosecuted against Guarantor, irrespective of whether an action is brought against Borrower or whether Borrower is joined in any such action or actions.

  3.
  Continuation of Terms. This Guaranty shall not be affected or impaired by any modifications, supplements, extensions or amendments of any contract or agreement to which Spy and Borrower or any other guarantor of the Indebtedness are parties, nor by any modifications, releases or other alterations of any of the Indebtedness hereby guarantied or of any security therefore, nor by any agreements or arrangements whatever with Borrower or anyone else.

  4.
  Authorization. Guarantor authorizes Spy, without notice or demand and without affecting Guarantor's liability hereunder, from time to time and any number of times, to take any or all of the following actions:

  (a)
  renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon;

  (b)
  take and hold security for the payment of the Indebtedness, and exchange, enforce, waive and release any such security;

  (c)
  apply such security and direct the order or manner of sale thereof as Spy in its discretion may determine;

  (d)
  release or substitute any other guarantors, sureties, or endorsers of the Indebtedness;

  (e)
  extend other credit to Borrower; and

  (f)
  substitute, add or release any one of more Guarantors.

  5.
  Waivers. Guarantor waives all rights and defenses arising out of an election of remedies by Spy, even though that election of remedies, such as nonjudicial foreclosure with respect to security for the Indebtedness guarantied hereunder, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor waives any right of subrogation, contribution, indemnity or reimbursement that Guarantor has or may have against Borrower with respect to the Indebtedness until such time as the Indebtedness has been indefeasibly paid in full. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor agrees that nothing shall discharge or satisfy the liability of Guarantor hereunder except the full and indefeasible payment and performance of all of the Indebtedness. The Indebtedness and obligations shall not be considered indefeasibly paid until all payments to Spy are no longer subject to any right, by any person, to invalidate or set aside such payments or to seek to recoup the amount of such payments or to declare such payments to be fraudulent or preferential. In the event any portion of any such payments shall be set aside or restored, then Guarantor shall be liable for the full amount Spy is required to repay, plus any costs and expenses (including attorneys fees) paid by Spy in connection therewith. Any and all present and future debts and obligations of Borrower to Guarantor are hereby postponed in favor of and subordinated to the full payment and performance of all Indebtedness of Borrower to Spy. Spy's books and records showing the account between Spy and Borrower shall be admissible in any action or proceeding and shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, notices of default, notices of acceptance of this Limited Deficiency Guaranty and of the existence, creation or incurrence of new or additional Indebtedness, notice of any and all favorable and unfavorable information, financial or other, about Borrower, heretofore, now or hereafter learned acquired by Spy and all other notices to which Guarantor might otherwise be entitled.

  6.
  Revival and Reinstatement. If Spy is required to pay, return or restore to Borrower or any person any amounts previously paid on the Indebtedness, the obligations of Guarantor shall be reinstated and revived and the rights of Spy shall continue with respect to such amounts all as though they had never been paid.

  7.
  Maintenance of Information. Guarantor hereby represents to Spy that Guarantor is and will remain informed of the financial condition of Borrower and of all other circumstances which bear upon the risk of non-payment of the Indebtedness and any other obligations of Borrower guarantied hereby. Guarantor agrees that Spy is not obligated to inform Guarantor of any such circumstances, whether now existing or hereafter arising, and that Spy is not required to inquire into the powers of Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guarantied hereunder.

  8.
  Attorneys Fees. Guarantor agrees to pay reasonable attorneys fees (including the allocated costs of Spy's in house counsel) and all other costs and expenses which may be incurred by Spy in the enforcement of this Guaranty or any claim hereunder.

  9.
  Amendments In Writing. No termination or modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of Spy authorized to do so.

  10.
  Payment by Guarantor. Guarantor's obligation to make payment to Spy of the Indebtedness shall arise only upon delivery by Spy of a written demand for payment by certified mail, Federal Express or other overnight courier service to Guarantor's address set forth below. The earliest date upon which Spy make such written demand for payment is December 31, 2005. Such demand may be made on such date if the Indebtedness has not been paid in full by Borrower. Guarantor shall be deemed to be in default of this Guarantee if Spy has not received payment in full under this Guarantee within ten (10) days of Guarantor's receipt of such demand.

  11.
  Successors and Assigns. The death of Guarantor shall not terminate this Guaranty. This Guaranty shall be binding upon the heirs, executors, administrators, trustees, beneficiaries, successors and assigns of Guarantor and shall inure to the benefit of Spy, its successors and assigns.

  12.
  Limitation of Liability. Anything contained in this Guaranty to the contrary notwithstanding, the maximum liability of Guarantor to Spy pursuant to this Guaranty shall be equal to the sum of (i) Seven Hundred and Two Thousand Dollars ($702,000) plus (ii) any and all costs and expenses (including without limitation, attorney's fees and costs) incurred by Spy in enforcing this Guaranty. No payment by any person or entity other than Guarantor (including without limitation, Borrower or any other guarantor of the Indebtedness) shall reduce the obligations and liabilities of Guarantor hereunder.[Please note—amount of obligations must aggregate $2 million].

  13.
  CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF SPY, IN ANY OTHER COURT IN WHICH SPY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, BORROWER AND SPY EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.

  14.
  WAIVER OF JURY TRIAL. GUARANTOR HEREBY WAIVES GUARANTOR'S RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LIMITED DEFICIENCY GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS BETWEEN SPY AND BORROWER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR REPRESENTS THAT GUARANTOR HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES GUARANTOR'S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty this 8th day of September, 2004.

GUARANTOR:
Signed By:	/s/ BORIS SAID
Print Name:	Boris Said
Home Address:
Street Address
City/State/Zip

[COMPLETE THE NOTARIAL CERTIFICATE IF SIGNER CANNOT APPEAR BEFORE SPY]

LIMITED DEFICIENCY GUARANTY DATED SEPTEMBER 8, 2004

ACKNOWLEDGMENT BY GUARANTOR BEFORE NOTARY PUBLIC

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN DIEGO	)

On September 8, 2004, before me, Michelle B. Asbury personally appeared Boris Said, personally known to me (or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.
Signature: Michelle B. Asbury	[NOTARY SEAL]
My Commission Expires: Jan 13, 2006
Address: 1656 Lone Oak Rd
City/State/Zip: Vista CA 92084

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  Exhibit 10.17
LIMITED PAYMENT GUARANTY